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                                                                     EXHIBIT 5.1
                                  Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                February 5, 1998



Board of Directors
Hawthorne Financial Corporation
2381 Rosecrans Avenue
2nd Floor
El Segundo, California 90245

Ladies and Gentlemen:

         We have acted as counsel to Hawthorne Financial Corporation (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of $40,000,000 aggregate principal amount of 12 1/2% Exchange Notes due 2004 (the "Notes") to be issued by the Company pursuant to an Indenture, dated December 31, 1997, between the Company and United States Trust Company of New York, as trustee thereunder (the "Indenture"), and a Registration Rights Agreement, dated December 31, 1997, between the Company and the Initial Purchaser named therein. The Notes are being registered pursuant to a Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission on the date hereof.

         We have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, and assuming that the Registration Statement has been declared effective under the Securities Act, we are of the opinion that when the Notes have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement, the Notes will constitute valid and legally binding obligations of the Company in accordance with their terms and the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.





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Board of Directors
February 5, 1998
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to this firm under the heading "Validity of New Notes" in the Prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                       By:      /s/ Gerard L. Hawkins
                                           ------------------------------------
                                           Gerard L. Hawkins, a Partner